Exhibit 4.1

NUMBER

ZQ

SHARES

COMMON STOCK

PAR VALUE $1.00

Southwest Gas ™ HOLDINGS

CUSIP 844895 10 2

This Certifies that

is the owner of

CERTIFICATE OF STOCK

DATED:

CORPORATE SECRETARY

SOUTHWEST GAS HOLDINGS, INC. INCORPORATED SEPTEMBER 1, 2016 CALIFORNIA

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY.

CALIFORNIA SEPTEMBER 1, 2016 INCORPORATED SOUTHWEST GAS HOLDINGS, INC. CORPORATE SECRETARY CHAIRMAN AUTHORIZED SIGNATURE TRANSFER AGENT AND REGISTRAR WELLS FARGO BANK, N.A. BY: COUNTERSIGNED AND REGISTERED: Southwest Gas Holdings, Inc. transferable on the books of the Corporation in person or by attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of Southwest Gas Holdings, Inc. and the facsimile signatures of its duly authorized officers. DATED: FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF is the owner of This Certifies that CUSIP 844895 10 2 SEE THE REVERSE HEREOF FOR CERTAIN DEFINITIONS AND THE LOCATION OF THE OFFICE FROM WHICH A STATEMENT OF THE RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS RELATING TO THE RESPECTIVE CLASSES OF SHARES OF THE CORPORATION MAY BE OBTAINED. INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA, SEPTEMBER 1, 2016 PAR VALUE $1.00 COMMON STOCK S H A R E S ZQ

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-…..…….........…….. Custodian ..............................................……
TEN ENT	- as tenants by the entireties		(Cust) (Minor)
JT TEN	- as joint tenants with right of survivorship		under Uniform Gifts to Minors Act ................................................
	and not as tenants in common		(State)
		UNIF TRF MIN ACT	-……..............……… Custodian (until age.................................... )
(Cust)
........................under Uniform Transfers to Minors Act ...................
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

SOUTHWEST GAS HOLDINGS, INC.

The total number of authorized shares of capital stock of Southwest Gas Holdings, Inc. (“Company”) is 67,000,000 divided into three classes consisting of 5,000,000 shares of Preferred Stock without par value; 2,000,000 shares of Preference Stock, $20 par value; and 60,000,000 shares of Common Stock, $1 par value.

Except as otherwise provided by law, Preferred Stock may be issued from time to time, in one or more series and the Board of Directors of the Company is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Except as otherwise provided by law, the Preference Stock may be issued from time to time, in one or more series and the Board of Directors of the Company is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series, together with the designation of any such series and the number of shares which shall constitute any such unissued series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of that series. All such classes are senior to the Common Stock.

Dividend Rights

The holders of the Common Stock are entitled to receive such dividend as may be declared by the Board of Directors, subject to the rights of the holders of outstanding shares of Preferred Stock and Preference Stock.

Voting Rights

Subject to the voting rights of the respective holders of Preferred Stock and Preference Stock from time to time outstanding, if any, holders of the Common Stock are entitled to full voting rights and powers for the election of directors and for all other purposes, voting together as a single class.

Under California law, the holders of Common Stock are entitled to cumulate the votes in electing directors.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, the holders of Common Stock are entitled to receive pro rata, according to the number of shares held by each, all assets of the Company distributable to shareholders, but only after payment of all debt and payment to the holders of the Preferred Stock and Preference Stock of the full preferential amounts fixed for all outstanding shares of such stock, if any.

Miscellaneous

The Common Stock has no conversion, subscription or preemptive rights and is not subject to redemption, call or assessment.

A complete statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof as established by the Articles of Incorporation, may be obtained upon request and without charge by writing to Corporate Secretary, Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Post Office Box 98510, Las Vegas, Nevada 89193-8510.

FOR VALUE RECEIVED                                                                                hereby sell, assign and transfer unto

PLEASE SHOW ASSIGNEE’S SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER

shares

of stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration, or enlargement or any change whatever.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.